Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 and Form S-1 of Garden SpinCo Corporation of our report dated February 9, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting of 3M Company, which appears in 3M Company's Annual Report on Form 10-K for the year ended December 31, 2021.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 17, 2022